Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Third Quarter 2014

Non-GAAP Net Revenue Grew to $767.7 Million

Non-GAAP Net Income Increased to $1.70 Per Diluted Share

Increases Financial Outlook for Fiscal Year 2014

New York, NY — February 3, 2014 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong financial results for fiscal third quarter 2014, ended December 31, 2013.  In addition, the Company increased its financial outlook for fiscal year 2014, ending March 31, 2014, and provided its initial financial outlook for fiscal fourth quarter 2014, ending March 31, 2014.

GAAP Financial Results

For fiscal third quarter 2014, GAAP net revenue increased to $1.86 billion, as compared to $415.8 million for fiscal third quarter 2013.  GAAP net income from continuing operations was $578.4 million, or $4.69 per diluted share, as compared to $70.9 million, or $0.66 per diluted share, for the year-ago period.  As of December 31, 2013, the Company had cash and cash equivalents of $972.2 million.

Non-GAAP Financial Results

For fiscal third quarter 2014, Non-GAAP net revenue grew to $767.7 million, as compared to $405.0 million for the year-ago period.  Non-GAAP net income increased to $210.7 million, or $1.70 per diluted share, as compared to $78.8 million, or $0.67 per diluted share, for the year-ago period.

The largest contributors to net revenue in fiscal third quarter 2014 were Grand Theft Auto V®, NBA® 2K14, and WWE® 2K14.  Non-GAAP net revenue from digitally-delivered content grew 42% year-over-year to $132.8 million, driven by the Grand Theft Auto series, the NBA 2K franchise, and offerings for Borderlands® 2 and BioShock® Infinite.  Catalog sales accounted for $113.0 million of Non-GAAP net revenue led by offerings for Borderlands 2, the Grand Theft Auto series, XCOM®: Enemy Unknown, BioShock Infinite, and Sid Meier’s Civilization® V.

Management Comments

“Take-Two’s business continued to outperform expectations significantly during the fiscal third quarter,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our results were driven by robust holiday demand for Grand Theft Auto V, the franchise record-breaking launch of NBA 2K14, the successful release of WWE 2K14, and strong growth in digitally-delivered revenues led by Grand Theft Auto Online.

Take-Two was the top video game publisher of 2013, according to the NPD Group, underscoring our positive momentum over the past year.

“As a result of our third quarter performance, we have once again raised our revenue and earnings outlook for fiscal 2014, which is poised to be a record year for Take-Two.  Looking ahead, we firmly expect to deliver Non-GAAP earnings in fiscal 2015 and every year for the foreseeable future.  This confidence is based on our development pipeline of groundbreaking new intellectual properties and offerings from our proven franchises, which bear the hallmark of our commitment to provide the highest quality entertainment experiences.”

Business and Product Highlights

Since October 1, 2013:

•                  Take-Two finished as the top video game publisher of 2013.*

•                  Take-Two deployed $276.8 million to repurchase 16.24 million shares of its common stock, including 12.02 million shares repurchased from the Icahn Group.

Rockstar Games:

•                  Launched Grand Theft Auto Online, the dynamic and persistent online game, which is free with every copy of Grand Theft Auto V.

•                  Grand Theft Auto V finished as the best-selling video game of 2013.*  To date, Grand Theft Auto V has sold-in more than 32.5 million units.

•                  Released Grand Theft Auto: San Andreas for select iOS, Android, Amazon Kindle and Windows Phone devices.

2K:

•                  Launched NBA 2K14, which is the fastest-selling release in the history of our top-selling and top-rated NBA video game simulation franchise** that has sold-in nearly 35 million units to date.   Developed by Visual Concepts, NBA 2K14 has already sold-in more than 5 million units and is Take-Two’s first offering for the PlayStation®4 computer entertainment system and Xbox One, the all-in-one games and entertainment system from Microsoft.  The title is also available for the Xbox 360, PS3 and PC.

•                  Launched WWE 2K14 for the Xbox 360 and PS3.  Developed by Yukes, WWE 2K14 is being supported with downloadable add-on content, including a Season Pass.

•                  Released the Borderlands 2 Game of the Year Edition for the Xbox 360, PS3 and PC.  Borderlands 2 is now the highest-selling title in 2K’s history with more than 8.5 million units sold-in to date.

•                  Released XCOM: Enemy Within, the expanded experience of Firaxis Games’ “Game of the Year” award-winning strategy title, XCOM: Enemy Unknown, for the Xbox 360, PS3, PC and Mac.

•                  Announced that Evolve is planned for launch on the Xbox One, PS4 and PC in fall 2014.  Developed by Turtle Rock Studios, the renowned creators of Left 4 Dead, Evolve™ is an all-new shooter that blends cooperative and competitive multiplayer experiences.

* According to The NPD Group’s Retail Tracking Service.

** According to 2008-2013 Metacritic.com and The NPD Group estimates of U.S. retail video game sales through December 2013.

Financial Outlook for Fiscal 2014

Take-Two is increasing its financial outlook for fiscal year 2014 primarily to reflect its strong fiscal third quarter results and lower share count due to its repurchase of 16.24 million shares in November, 2013.  In addition, the Company is providing its initial financial outlook for its fiscal fourth quarter ending March 31, 2014 as follows:

	Fourth Quarter Ending 3/31/2014 (2)	Fiscal Year Ending 3/31/2014 (2)

Non-GAAP Net Revenue	$170 to $200 Million	$2.35 to $2.38 Billion

Non-GAAP net income per diluted share	$0.00 to $0.10	$4.15 to $4.25

Net effect from deferral in net revenues and related cost of goods sold	$0.10	$0.21

Stock-based compensation expense per share (1)	$0.09	$0.56

Business reorganization, restructuring and related expenses	$0.02	$0.03

Non-cash amortization of discount on convertible notes per share	$0.04	$0.20

Loss on extinguishment of debt	$0.00	$0.07

Gain on convertible note hedge and warrants, net	$0.00	($0.04)

Non-cash tax expense per share	$0.00	$0.02

(1)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.9 million restricted shares previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(2)         In connection with the redemption of the Company’s 4.375% Notes, the weighted average fully diluted share count used to calculate all Non-GAAP per share amounts includes the 12.93 million shares underlying the 4.375% Notes through June 12, 2013 (notice of redemption date) and the 3.2 million shares ultimately issued upon conversion of the 4.375% Notes subsequent to June 12, 2013.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; the ability to develop and publish products that capture market share for video game and computer entertainment systems; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2013:

Label	Title	Platforms	Release Date
Rockstar Games	Grand Theft Auto Online	Xbox 360, PS3	October 1, 2013
2K	NBA 2K14	Xbox 360, PS3, PC, iOS, Android	October 1, 2013*
2K	Borderlands 2 Game of the Year Edition	Xbox 360, PS3, PC	October 8, 2013*
2K	The Bureau: XCOM Declassified Hanger 6 R&D (DLC)	Xbox 360	October 8, 2013
2K	XCOM: Enemy Unknown for iOS Multiplayer Update	iOS	October 10, 2013
2K	NBA 2K14 Superfan Pack	Xbox 360, PS3	October 15, 2013
2K	Sid Meier’s Civilization V: Scrambled Continents (DLC)	PC	October 17, 2013
2K	Borderlands 2: Headhunter 1: TK Baha’s Bloody Harvest (DLC)	Xbox 360, PS3, PC	October 22, 2013
2K	Holiday Bundle: Spec Ops® : The Line, Mafia II & Borderlands 2	Xbox 360, PS3	October 22, 2013
2K	Holiday Bundle: BioShock, Borderlands 2 & XCOM: Enemy Unknown	Xbox 360, PS3	October 22, 2013
2K	Holiday Bundle: BioShock 2, The Darkness II™ & Mafia II	Xbox 360, PS3	October 22, 2013
2K	Holiday Bundle: XCOM: Enemy Unknown & Sid Meier’s Civilization V	PC	October 22, 2013
2K	WWE 2K14	Xbox 360, PS3	October 29, 2013*
2K	MyNBA 2K14	iOS, Google Play, Android	November 1, 2013
2K	Sid Meier’s Ace Patrol: Pacific Skies	PC (Steam exclusive)	November 5, 2013
2K	Sid Meier’s Civilization V: Scrambled Nations (DLC)	PC	November 5, 2013
2K	Sid Meier’s Ace Patrol: Pacific Skies	iOS	November 7, 2013
2K	BioShock Infinite: Burial at Sea — Episode 1 (DLC)	Xbox 360, PS3, PC	November 12, 2013
2K	XCOM: Enemy Within	Xbox 360, PS3, PC, Mac	November 12, 2013*
2K	WWE 2K14: nWo Pack (DLC)	Xbox 360, PS3	November 12, 2013
2K	NBA 2K14	PS4	November 15, 2013

2K	NBA 2K14	Xbox One	November 19, 2013
2K	Borderlands 2: Headhunter 2: Wattle Gobbler (DLC)	Xbox 360, PS3, PC	November 26, 2013
2K	WWE 2K14: WWE Superstars and Moves Pack (DLC)	Xbox 360, PS3	December 3, 2013
Rockstar Games	Grand Theft Auto: San Andreas	iOS	December 12, 2013
2K	Sensei Wars©	iOS, Google Play, Android	December 12, 2013
2K	Borderlands 2: Headhunter 3: How Marcus Saved Mercenary Day (DLC)	Xbox 360, PS3, PC, Mac	December 17, 2013
Rockstar Games	Grand Theft Auto: San Andreas	Android, Kindle	December 20, 2013
2K	WWE 2K14: WWE Legends and Creations Pack (DLC)	Xbox 360, PS3	January 7, 2014
Rockstar Games	Grand Theft Auto: San Andreas	Windows Phone	January 27, 2014

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	Sid Meier’s Civilization V: The Complete Edition	PC	February 4, 2014
2K	Borderlands 2 & Dishonored™ Bundle	Xbox 360, PS3 , PC	February 11, 2014
2K	The Elder Scrolls® V: Skyrim & BioShock Infinite Bundle	Xbox 360, PS3 , PC	February 11, 2014
2K	XCOM: Enemy Unknown: The Complete Edition	PC	March 4, 2014
2K	BioShock Infinite: Burial at Sea — Episode 2 (DLC)	Xbox 360, PS3, PC	TBA
2K	Evolve	Xbox One, PS4, PC	Fall 2014
2K	NBA 2K15	TBA	Fiscal 2015
2K	WWE 2K15	TBA	Fiscal 2015

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the impact of certain items as follows:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Loss on extinguishment of debt — the Company recorded a loss on extinguishment of debt as a result of settling its 4.375% Convertible Notes in August 2013.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe this loss reflects the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude this loss from its Non-GAAP financial measures.

•                  Gain on convertible note hedge and warrants, net — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  As a result of the unwind agreements, these transactions were accounted for as derivatives whereby gains and losses resulting from changes in the fair value were reported in gain on convertible note hedge and warrants, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance.  Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations.  Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com.  All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2013	2012	2013	2012

Net revenue	$1,863,869	$415,773	$2,155,360	$914,996

Cost of goods sold:
Internal royalties	502,169	7,903	510,371	9,261
Product costs	374,710	99,020	438,839	244,593
Software development costs and royalties	200,333	77,641	305,151	260,180
Licenses	42,522	31,735	51,678	47,483
Total cost of goods sold	1,119,734	216,299	1,306,039	561,517

Gross profit	744,135	199,474	849,321	353,479

Selling and marketing	70,476	60,724	213,419	205,582
General and administrative	34,718	32,880	110,601	106,891
Research and development	29,233	22,369	76,624	57,001
Depreciation and amortization	3,413	2,509	9,837	7,828
Total operating expenses	137,840	118,482	410,481	377,302
Income (loss) from operations	606,295	80,992	438,840	(23,823)
Interest and other, net	(5,949)	(8,094)	(26,018)	(23,562)
Loss on extinguishment of debt	—	—	(9,014)	—
Gain on convertible note hedge and warrants, net	—	—	3,461	—
Income (loss) from continuing operations before income taxes	600,346	72,898	407,269	(47,385)
Provision for income taxes	21,902	2,021	14,804	4,947
Income (loss) from continuing operations	578,444	70,877	392,465	(52,332)
(Loss) income from discontinued operations, net of taxes	(18)	488	(73)	368
Net income (loss)	$578,426	$71,365	$392,392	$(51,964)

Earnings (loss) per share:
Continuing operations	$5.88	$0.76	$4.02	$(0.61)
Discontinued operations	—	—	—	—
Basic earnings (loss) per share	$5.88	$0.76	$4.02	$(0.61)

Continuing operations	$4.69	$0.66	$3.29	$(0.61)
Discontinued operations	—	—	—	—
Diluted earnings (loss) per share (1)	$4.69	$0.66	$3.29	$(0.61)

Weighted average shares outstanding:(2)
Basic	98,290	93,338	97,529	85,382
Diluted	125,042	119,359	127,833	85,382

(1)    For the three months ended December 31, 2013, diluted EPS has been calculated using the “if-converted” method as aresult of the issuances of the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes”) and 1.00% Convertible Notes in June 2013 (the “1.00% Convertible Notes and together with the 1.75% Convertible Notes, the “1.75% and 1.00% Convertible Notes”).  The three months ended December 31, 2013 diluted net income has been adjusted by $7,418 related to interest and debt issuance costs, net of tax. The shares used for computing the three months ended December 31, 2013 diluted EPS include 26,455 shares related to the potential dilution from the 1.75% and 1.00% Convertible Notes.

                   For the three months ended December 31, 2012, diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”) and the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes” and together with the 4.375% Convertible Notes, the “4.375% and 1.75% Convertible Notes”) for which diluted net income has been adjustedby $7,834 related to interest and debt issuance costs, net of tax.  The shares used for computing the three months ended December 31, 2012 diluted EPS include 26,021 shares related to the potential dilution from the 4.375% and 1.75% Convertible Notes.

                   For the nine months ended December 31, 2013, diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”), the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes”) and 1.00% Convertible Notes in June 2013 (the “1.00% Convertible Notes and together with the 4.375% Convertible Notes and 1.75% Convertible Notes, the “Convertible Notes”).  For the nine months ended December 31, 2013 diluted net income has been adjusted by $26,221 related to interest and debt issuance costs, net of tax.  In connection with the redemption of the Company’s 4.375% Convertible Notes, diluted EPS has been calculated using the weighted average for the 12,927 shares underlying the 4.375% Convertible Notes through August 30, 2013 (redemption date).  Subsequent to August 30, 2013, diluted EPS has been calculated using the weighted average for the 3,217 shares ultimately issued upon conversion of Company’s 4.375% Convertible Notes. The shares used for computing the nine months ended December 31, 2013, diluted EPS include 29,810 shares related to the potential dilution from the Convertible Notes.

                   The “if-converted” method was not used for the nine months ended December 31, 2012 as the assumed conversion would have been anti-dilutive.

(2)    For the three and nine months ended December 31, 2013 and the three months ended December 31, 2012, the diluted shares used in the computation of EPS include participating shares of 13,230, of 10,559 and of 7,596, respectively.

	Three months ended December 31,		Nine months ended December 31,
OTHER INFORMATION	2013	2012	2013	2012

Geographic revenue mix
United States	44%	65%	46%	58%
International	56%	35%	54%	42%

Platform revenue mix
Console	97%	80%	93%	80%
PC and other	3%	18%	7%	18%
Handheld	0%	2%	0%	2%

Net revenue by distribution channel:
Physical retail and other	93%	78%	87%	80%
Digital online	7%	22%	13%	20%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$972,170	$402,502
Accounts receivable, net of allowances of $129,422 and $64,081 at December 31, 2013 and March 31, 2013, respectively	189,519	189,596
Inventory	45,035	30,218
Software development costs and licenses	92,767	198,955
Prepaid expenses and other	246,165	44,881
Total current assets	1,545,656	866,152

Fixed assets, net	38,768	25,362
Software development costs and licenses, net of current portion	101,075	95,241
Goodwill	226,835	225,992
Other intangibles, net	5,297	8,827
Other assets	67,720	56,265
Total assets	$1,985,351	$1,277,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,850	$79,932
Accrued expenses and other current liabilities	598,437	228,916
Deferred revenue	51,366	26,919
Liabilities of discontinued operations	827	1,232
Total current liabilities	693,480	336,999

Long-term debt	448,737	335,202
Other long-term liabilities	21,135	17,087
Liabilities of discontinued operations, net of current portion	—	556
Total liabilities	1,163,352	689,844
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,787 and 93,743 shares issued and 88,549 and 93,743 outstanding at December 31, 2013 and March 31, 2013, respectively	1,048	937
Additional paid-in capital	944,010	832,460
Retained earnings (accumulated deficit)	151,562	(240,830)
Treasury stock, at cost (16,238 common shares at December 31, 2013)	(276,836)	—
Accumulated other comprehensive income (loss)	2,215	(4,572)
Total stockholders’ equity	821,999	587,995
Total liabilities and stockholders’ equity	$1,985,351	$1,277,839

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine months ended December 31,
	2013	2012

Operating activities:
Net income (loss)	$392,392	$(51,964)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	252,229	189,319
Depreciation and amortization	9,837	7,828
Loss (gain) from discontinued operations	73	(368)
Amortization and impairment of intellectual property	3,375	6,678
Stock-based compensation	57,594	22,778
Deferred income taxes	(5,487)	24
Amortization of discount on Convertible Notes	17,507	13,971
Amortization of debt issuance costs	1,510	1,521
Loss on extinguishment of debt	9,014	—
Gain on convertible note hedge and warrants, net	(3,461)	—
Other, net	(414)	735
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	77	(49,206)
Inventory	(14,817)	(7,210)
Software development costs and licenses	(151,275)	(150,479)
Prepaid expenses, other current and other non-current assets	(205,948)	(498)
Deferred revenue	24,447	12,484
Accounts payable, accrued expenses and other liabilities	345,174	47,072
Net cash used in discontinued operations	(1,034)	(1,223)
Net cash provided by operating activities	730,793	41,462

Investing activities:
Purchase of fixed assets	(23,455)	(12,317)
Payments in connection with business combinations, net of cash acquired	(1,000)	—
Net cash used in investing activities	(24,455)	(12,317)

Financing activities:
Repurchase of common stock	(276,836)	—
Proceeds from issuance of 1.00% Convertible Notes	283,188	—
Payment for extinguishment of 4.375% Convertible Notes	(165,999)	—
Proceeds from termination of convertible note hedge transactions	84,429	—
Payment for termination of convertible note warrant transactions	(55,651)	—
Payment of debt issuance costs for the issuance of 1.00% Convertible Notes	(2,815)	—
Net cash used in financing activities	(133,684)	—

Effects of foreign exchange rates on cash and cash equivalents	(2,986)	(701)

Net increase in cash and cash equivalents	569,668	28,444
Cash and cash equivalents, beginning of period	402,502	420,279
Cash and cash equivalents, end of period	$972,170	$448,723

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2013	2012	2013	2012
Net Revenues
GAAP Net Revenues	$1,863,869	$415,773	$2,155,360	$914,996
Net effect from deferral in net revenues	(1,096,213)	(10,766)	25,205	4,183
Non-GAAP Net Revenues	$767,656	$405,007	$2,180,565	$919,179

Gross Profit
GAAP Gross Profit	$744,135	$199,474	$849,321	$353,479
Net effect from deferral in net revenues and related cost of goods sold	(428,128)	(6,421)	12,737	3,611
Stock-based compensation	27,220	1,790	29,176	8,034
Non-GAAP Gross Profit	$343,227	$194,843	$891,234	$365,124

Income from Operations
GAAP (Income) Loss from Operations	$606,295	$80,992	$438,840	$(23,823)
Net effect from deferral in net revenues and related cost of goods sold	(428,128)	(6,421)	12,737	3,611
Stock-based compensation	36,328	8,681	57,594	22,778
Business reorganization, restructuring and related	1,718	384	1,930	758
Non-GAAP Income from Operations	$216,213	$83,636	$511,101	$3,324

Net Income (Loss)
GAAP Net Income (Loss)	$578,426	$71,365	$392,392	$(51,964)
Net effect from deferral in net revenues and related cost of goods sold	(411,470)	(6,421)	12,737	3,611
Stock-based compensation	36,328	8,681	57,594	22,778
Business reorganization, restructuring and related	1,718	384	1,930	758
Non-cash amortization of discount on Convertible Notes	5,211	4,772	17,507	13,971
Loss on extinguishment of debt	—	—	9,014	—
Gain on convertible note hedge and warrants, net	—	—	(3,461)	—
Non-cash tax expense	481	482	1,443	1,438
Discontinued operations	18	(488)	73	(368)
Non-GAAP Net Income (Loss)	$210,712	$78,775	$489,229	$(9,776)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$4.69	$0.66	$3.29	$(0.61)
Non-GAAP earnings (loss) per share (1)	$1.70	$0.67	$3.99	$(0.11)

Number of diluted shares used in computation
GAAP	125,042	119,359	127,833	85,382
Non-GAAP (2)	125,042	119,359	125,044	85,382

(1)    For the three months ended December 31, 2013, Non-GAAP diluted EPS has been calculated using the “if-converted” method as aresult of the issuances of the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes”) and 1.00% Convertible Notes in June 2013 (the “1.00% Convertible Notes and together with the 1.75% Convertible Notes, the “1.75% and 1.00% Convertible Notes”).  The three months ended December 31, 2013 diluted net income has been adjusted by $2,207 related to coupon interest and debt issuance costs, net of tax. The shares used for computing the three months ended December 31, 2013 diluted EPS include 26,455 shares related to the potential dilution from the 1.75% and 1.00% Convertible Notes.

                   For the three months ended December 31, 2012, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”) and the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes” and together with the 4.375% Convertible Notes, the “4.375% and 1.75% Convertible Notes”) for which diluted net income has been adjustedby $3,062 related to coupon interest and debt issuance costs, net of tax. The shares used for computing the three months ended December 31, 2012 diluted EPS include 26,021 shares related to the potential dilution from the 4.375% and 1.75% Convertible Notes.

                   For the nine months ended December 31, 2013, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”), the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes”) and 1.00% Convertible Notes in June 2013 (the “1.00% Convertible Notes and together with the 4.375% Convertible Notes and 1.75% Convertible Notes, the “Convertible Notes”).  For the nine months ended December 31, 2013 diluted net income has been adjusted by $8,714 related to coupon interest and debt issuance costs, net of tax.  In connection with the redemption of the Company’s 4.375% Convertible Notes, Non-GAAP diluted EPS has been calculated using the weighted average for the 12,927 shares underlying the 4.375% Convertible Notes through June 12, 2013 (notice of redemption date). Subsequent to June 12, 2013, Non-GAAP diluted EPS has been calculated using the weighted average for the 3,217 shares ultimately issued upon conversion of Company’s 4.375% Convertible Notes. The shares used for computing the nine months ended December 31, 2013, Non-GAAP diluted EPS include 26,097 shares related to the potential dilution from the Convertible Notes.

                   The “if-converted” method was not used for the nine months ended December 31, 2012 as the assumed conversion would have been anti-dilutive.

(2)    For the three and nine months ended December 31, 2013 and the three months ended December 31, 2012, the diluted shares used in the computation of Non-GAAP EPS include participating shares of 13,230, of 10,559 and of 7,596, respectively.